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                                                                   EXHIBIT 10(p)


                    AMENDED AND RESTATED
                    KMART CORPORATION
                    1998 MANAGEMENT DEFERRED
                    COMPENSATION AND RESTORATION PLAN
                    and restated as of September 1, 1998; and further amended as of September 19, 2000





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CONTENTS




Article 1. Establishment and Purpose                                      1

Article 2. Definitions                                                    1

Article 3. Administration                                                 8

Article 4. Eligibility and Participation                                  8

Article 5. Voluntary Deferrals - Base Pay                                 8

Article 6. Voluntary Deferrals - Annual Bonus                             9

Article 7. Mandatory Deferrals                                           10

Article 8. Voluntary Stock Unit Deferrals                                11

Article 9. Company 401(k) Match Restoration                              12

Article 10. Company Profit Sharing Restoration                           13

Article 11. Discretionary Company Credits                                14

Article 12. Participant Accounts and Rabbi Trust                         14

Article 13. Allocation of Prior Deferrals and Company Credits            16

Article 14. Beneficiary Designation                                      17

Article 15. Withholding of Taxes                                         17

Article 16. Employment/Misconduct                                        17

Article 17. Amendment and Termination                                    18

Article 18. Miscellaneous                                                18


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AMENDED AND RESTATED KMART CORPORATION 1998 MANAGEMENT
DEFERRED COMPENSATION AND RESTORATION PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE
      1.1 ESTABLISHMENT. Kmart Corporation, a Michigan corporation ( the "Company"), hereby establishes, effective as of January 1, 1998 (the "Effective Date"), a deferred compensation and savings restoration plan for key management employees as described herein, which shall be known as the "Kmart Corporation 1998 Management Deferred Compensation and Restoration Plan" (the "Plan").

      1.2 PURPOSE. The primary purpose of the Plan is to provide key management employees of the Company and of its participating subsidiaries and affiliates with the opportunity to defer a portion of their compensation and to restore certain retirement benefits lost due to statutory limits imposed by the Code, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain key management employees.

ARTICLE 2. DEFINITIONS
      2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, and when the meaning is intended, the term is capitalized:

              (a) "Accrued Account Balances" means the then current aggregate account balances of a Participant through a specific date in question, including Voluntary Deferrals (as described in Articles 5 and 6 hereof), Mandatory Deferrals (as described in Article 7 hereof), Voluntary Stock Unit Deferrals (as described in Article 8 hereof); Company 401(k) Match Restoration (as described in Article 9 hereof), Company Profit Sharing Restoration (as described in Article 10 hereof), Discretionary Company Credits (as described in
                     Article 11 hereof), and earnings thereon (as described in
                     Article 12 hereof).

              (b) "Accrued Rabbi Trust Obligations" means the then current Accrued Account Balances of all Participants through a specific date in question.

              (c) "Annual Bonus" means the bonus earned by a Participant under the Kmart Corporation Annual Incentive Bonus Plan, as amended from time to time, or other annual incentive bonus plan.

              (d) "Base Pay" means, before any deductions, all wages, overtime, salary, and commissions and any extraordinary bonuses and awards which are determined to be part of Base Pay by the Company earned by a Participant for services rendered during a Plan Year.

              (e) "Beneficial Ownership" has the same meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

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              (f)    "Board" or "Board of Directors" means the Board of
                     Directors of the Company.

              (g) "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                       (i) The "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                      (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                     (iii) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

              (h) "Closing Price" means the last price at which the Company Stock shall have been sold on the specific date in question, or if no such sale was made on such date then on the next preceding day on which there was such a sale of Company Stock. The price shall be as reported on the Composite Transactions reporting system, or if not so reported, as reported by the New York Stock Exchange.

              (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (j) "Committee" means the Compensation and Incentives Committee of the Board (or such other committee as designated by the Board as a successor thereto) which has the authority to administer the Plan.

              (k)    "Company Stock" means the common stock of Kmart
                     Corporation.

              (l) "Company Stock Fund" has the same meaning ascribed to such term in the Retirement Savings Plan.

              (m) "Compensation" has the same meaning ascribed to such term in the Retirement Savings Plan.



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              (n)    "Deferral Period" means the beginning of a month following the pay period for services rendered prior to the date a deferral election in made through the earlier of the end of the Plan Year or the date a Participant is no longer eligible to participate in the Plan.

              (o) "Disability" means "total and permanent disability" as defined in the Kmart Corporation Long-Term Disability Plan.

              (p) "Discretionary Company Credits Account" has the meaning set forth in Section 11.2 hereof.

              (q) "Employee Directed Contributions" has the same meaning ascribed to such term in the Retirement Savings Plan.

              (r) "Employer Matching Contributions" has the same meaning ascribed to such term in the Retirement Savings Plan.

              (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

              (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

              (u) "Exercise Date" has the meaning set forth in Section 8.2 hereof.

              (v) "Expiration Date" has the meaning set forth in Section 8.2 hereof.

              (w) "Form of Payout" means a Participant's elected method of payout. A Participant may choose either (i) a Lump-Sum Payment or (ii) Installment Payments. If no Form of Payout is elected, then payment will be made in a Lump-Sum Payment.

                     A Participant may at any time, at least six (6) months prior to a Payout Commencement Date, petition the Committee or its delegate to change the Form of Payout previously elected by such Participant to a different Form of Payout otherwise available under the Plan (i.e., a Lump-Sum Payment or Installment Payments); provided, however, the Committee must approve any change in the Form of Payout of Company Stock for Section 16 Officers.

                     If a Participant remains employed with the Company through a Payout Commencement Date, and if the Accrued Account Balances payable on such Payout Commencement Date are less than ten thousand dollars ($10,000), then the Accrued Account Balances shall be paid as soon as administratively practicable following the Payout Commencement Date, in a Lump-Sum Payment regardless of the Participant's previous elections.



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                     If a Participant's employment with the Company terminates
                     for any reason and the Participant's Accrued Account Balances payable on any coincident or future Payout Commencement Date are less than ten thousand dollars ($10,000) at the time of such termination of employment, then the Accrued Account Balances payable on such Payout Commencement Date(s) shall be paid as soon as administratively practicable following the Payout Commencement Date, in a Lump-Sum Payment regardless of the Participant's previous elections.

                     If a Participant's employment with the Company terminates due to Disability or death, and the Participant's Accrued Account Balances payable on any coincident or future Payout Commencement Date are individually equal to or greater than ten thousand dollars ($10,000), such Participant, or such Participant's estate, as the case may be, may petition the Committee or its delegate to pay out the Accrued Account Balances in a Lump-Sum Payment as soon as administratively practicable regardless of the Participant's previous elections. In the case of employment termination due to Disability, the termination shall be deemed to have occurred on the day that the Committee or its delegate determines the Disability to be total and permanent. The decision of whether to allow for an accelerated Lump-Sum Payment shall be at the discretion of the Committee or its delegate.

              (x)    "Installment Payments" means a series of payments, from two
                     (2) up to twenty (20) approximately equal annual payments, as elected by the Participant, to be made in cash or Company Stock, as applicable, with the initial payment due within thirty (30) calendar days after the applicable Payout Commencement Date elected by the Participant. Each of the remaining Installment Payments shall be made in cash or Company Stock, as applicable, each year thereafter on the anniversary of such Payout Commencement Date, until all Accrued Account Balances deferred to such Payout Commencement Date have been paid in full. Earnings shall continue to accrue on any remaining Accrued Account Balances in the manner provided in Section 12.2 hereof until all Accrued Account Balances deferred to such Payout Commencement Date have been paid in full. The amount of each Installment Payment shall be equal to the applicable portion of the Accrued Account Balances remaining immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of Installment Payments remaining to be paid (including such payment).

              (y) "Investment Funds" has the same meaning ascribed to such term in the Retirement Savings Plan.

              (z) "Lump-Sum Payment" means a single payment to be made in cash or Company Stock, as applicable, within thirty (30) calendar days after the applicable Payout Commencement Date.

              (aa)   "Mandatory Deferral Account" has the meaning set forth in
                     Section 7.1 hereof.



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              (bb)   "Match Restoration Account" has the meaning set forth in
                     Section 9.2 hereof.

              (cc)   "Participant" means:

                     Each Senior Officer, Divisional Vice President, Operations Vice President, and Regional Vice President of the Company;

                     (i) Each Senior Officer, Divisional Vice President, Operations Vice President, and Regional Vice President of the Company;

                     (ii) Each key management employee of the Company, except for Participants described in (i) above, who (i) is qualified to participate in the Retirement Savings Plan; and (ii) experiences a cutback in Employee Directed Contributions, Employer Matching Contributions, and/or Profit Sharing Contributions due to the limitations imposed by the Code; and (iii) meets such other qualification standards (including pay level) as determined by the Committee or its delegate from time to time, and who is thereby selected for participation in the Plan by the Committee or its delegate; and

                     (iii) Each other employee of the Company, its subsidiaries or its affiliates so designated by the Committee or its delegate.

               (dd) "Payout Commencement Date" means a date elected by a Participant, or as otherwise provided herein, upon which payment of Accrued Account Balances begins.

                     A Participant may, at any time at least six (6) months prior to a Payout Commencement Date, petition the Committee or its delegate to change the Payout Commencement Date previously elected by such Participant to a different Payout Commencement Date otherwise available under the Plan; provided, however, the Committee must approve any change in the Form of Payout of Company Stock for Section 16 Officers.

                     A Payout Commencement Date elected by a Participant shall be no earlier than one year following the end of the year in which amounts deferred hereunder are otherwise earned, and no later than the later of (i) the January following the Participant's sixty-fifth (65th) birthday; or (ii) the Participant's termination of employment with the Company if such Participant is employed on his or her sixty-fifth (65th birthday). No limit exists on the number of different Payout Commencement Dates that can be elected by each Participant.

                     If no Payout Commencement Date is specified by a Participant for any Voluntary Deferrals or Voluntary Stock Unit Deferrals, then payout of these amounts shall occur in the January following the Participant's termination of employment.



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                     All Company Profit Sharing Restoration and Company 401(k)
                     Match Restoration shall automatically be paid out beginning in the January following the Participant's termination of employment.

              (ee)   "Plan Year" means the calendar year.

              (ff) "Predecessory Deferral/Restoration Arrangements" has the meaning set forth in Article 13 hereof.

              (gg) "Profit Sharing Contributions" has the same meaning ascribed to such term in the Retirement Savings Plan.

              (hh) "Profit Sharing Restoration Account" has the meaning set forth in Section 10.2 hereof.

              (ii) "Rabbi Trust" means a grantor trust, as intended by Sections 671-678 of the Code, established by the Company for the benefit of Participants and their beneficiaries.

              (jj) "Retirement Savings Plan" means the Kmart Corporation Retirement Savings Plan A and Plan B.

              (kk) "Section 16 Officer" means any Participant who is an officer within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934 and who are subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934 with respect to Company Stock.

              (ll) "Stock Unit" means a bookkeeping entry which is the equivalent of one share of Company Stock.

              (mm) "Stock Unit Subaccount" means the bookkeeping account established for a Participant which is credited with Stock Units equal to the number of shares of Company Stock (including fractions of a share) that could have been purchased with the corresponding amount of Company 401(k) Match Restoration (as provided under Article 9 hereof) at the Closing Price of the shares of Company Stock on the date as of which such Stock Unit Subaccount is so credited. The Stock Unit Subaccount shall be reduced in a similar manner as of the date that any Company Stock is distributed from such Subaccount to the Participant.

                           As of the date that any dividend is paid to holders
                     of shares of Company Stock, a Participant's Stock Unit Subaccount shall be credited with additional Stock Units equal to the number of shares of Company Stock (including fractions of a share) that could have been purchased, at the Closing Price of a share of Company Stock on such date, with the amount that would have been paid as dividends on that number of shares of Company Stock (including fractions of a share) which is equal to the number of Stock Units attributable to the Participant's Stock Unit Subaccount as of the record date of such dividend. In the case of



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                     dividends paid in property, the amount of the dividend
                     shall be deemed to be the fair market value of the property at the time of the payment thereof, as determined by the Committee or its delegate. A distribution from the Stock Unit Subaccount shall be paid in a number of shares of Company Stock equal to the number of Stock Units distributable.

              (nn) "Voluntary Deferral Account" means the bookkeeping account established for a Participant which is credited with Base Pay and/or Annual Bonus deferrals which are voluntarily elected by the Participant pursuant to Articles 5 and/or 6 hereof.

              (oo) "Voluntary Stock Unit Deferral Account" means the bookkeeping account established for a Participant which is credited with Stock Units equal to the number of shares of Company Stock (including fractions of a share) that were voluntarily deferred into the Voluntary Stock Unit Deferral Account by a Participant in connection with a stock option exercise, or the lapse of restrictions on a restricted stock grant or purchase, pursuant to the provisions of a Company stock plan. The Voluntary Stock Unit Deferral Account shall be reduced in a similar manner as of the date that any Company Stock is distributed from such account to the Participant.

                     As of the date that any dividend is paid to holders of shares of Company Stock, a Participant's Voluntary Stock Unit Deferral Account shall be credited with additional Stock Units equal to the number of shares of Company Stock (including fractions of a share) that could have been purchased, at the Closing Price of a share of Company Stock on such date, with the amount that would have been paid as dividends on that number of shares of Company Stock (including fractions of a share) which is equal to the number of Stock Units attributable to the Participant's Voluntary Stock Unit Deferral Account as of the record date of such dividend. In the case of dividends paid in property, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment thereof, as determined by the Committee. A distribution from the Voluntary Stock Unit Deferral Account shall be paid in a number of shares of Company Stock equal to the number of Stock Units distributable.

              (pp) "Voluntary Stock Unit Deferral" has the same meaning ascribed to such term in Article 8 hereof.

      2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

ARTICLE 3. ADMINISTRATION
      3.1 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee or its delegate except as limited by law or by the Articles of Incorporation or the Bylaws of the Company. Subject to the terms hereof, the Committee shall have full power to (a) determine the terms and



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conditions of each Participant's participation in the Plan; (b) construe and interpret the Plan and any agreement or instrument entered into under the Plan;
(c) establish, amend, or waive rules and regulations for the Plan's administration; (d) amend (subject to the provisions of Article 17 hereof) the terms and conditions of the Plan and any agreement or instrument entered into under the Plan; (e) designate one or more persons to administer the Plan; and
(f) make other determinations which may be necessary or advisable for the administration of the Plan.

      3.2 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive and binding on all parties.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION
      4.1 ELIGIBILITY. Eligibility to participate in the Plan shall be limited to Participants. In the event a Participant no longer meets the requirements for eligibility to participate in the Plan, such Participant shall become an inactive Participant retaining all of the rights described under the Plan pertaining to such Participant's then Accrued Account Balances, except the right to make any further deferrals hereunder and the right to receive any further Company credits. An inactive Participant may become an active Participant again in the future.

      4.2 PARTICIPATION. When a Participant first becomes eligible to participate in the Plan, such Participant shall, as soon as practicable thereafter, be notified of his or her eligibility to participate. At such time, or as soon as administratively practicable thereafter, the Participant shall be provided with deferral and investment election forms; such election forms must be completed and returned, within the time period specified, to the Company in order for the Participant to participate in the Plan.

ARTICLE 5. VOLUNTARY DEFERRALS - BASE PAY
      5.1 DEFERRAL. Prior to the beginning of a Deferral Period in which Base Pay is otherwise earned, or in advance of earning(s) at intervals reasonably determined by the Committee or its delegate, a Participant may voluntarily elect to defer up to one hundred percent (100%) of his or her Base Pay for that Deferral Period. Any amount deferred pursuant to this Section 5.1, and earnings thereon, shall be credited to such Participant's Voluntary Deferral Account. Each Participant shall be one hundred percent (100%) vested in any amount deferred pursuant to this Section 5.1, and earnings thereon, at all times. A new deferral election will be required by each Participant prior to the beginning of each new Plan Year for which they are eligible to defer Base Pay.

      Notwithstanding anything herein to the contrary, the amount of Base Pay that a Participant may defer pursuant to this Section 5.1 shall be limited by
(a) amounts deferred pursuant to the Retirement Savings Plan; (b) amounts withheld for applicable federal, state, and local taxes; (c) amounts deducted pursuant to any insurance or benefit program; (d) voluntary payroll deductions (e.g., United Way contributions); (e) involuntary payroll deductions (e.g., garnishments); and (f) all other proper deductions, as determined by the Committee or its delegate.

      5.2 PARTIAL PLAN YEAR PARTICIPATION. In the event a Participant first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Committee or its delegate may, in its



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discretion, allow such Participant to complete a deferral election form and investment election form within thirty (30) calendar days of becoming eligible to participate.

      5.3 DEFERRAL ELECTION. A Participant shall make an election to defer Base
Pay: (i) prior to the beginning of the Deferral Period in which the Base Pay is otherwise earned, or (ii) in advance of earning, at intervals reasonably determined by the Committee or its delegate, or (iii) not later than thirty (30) calendar days following notification of initial eligibility to participate for a partial Plan Year, as applicable. The deferral election shall apply only to Base Pay earned on or after the first day of the month following the date on which a valid deferral election form is received by the Committee or its delegate. Each such election shall indicate the following:

              (a) The amount of Base Pay earned during the Plan Year to be deferred, which shall apply only to Base Pay earned on or after the first day of the month following the date on which a valid deferral election is received by the Committee or its delegate;

              (b) The Payout Commencement Date for the deferred Base Pay, and earnings thereon, which shall pertain to a Plan Year pursuant to Section 2.1(dd) hereof; and

              (c) The Form of Payout which shall pertain to a Plan Year pursuant to Section 2.1(w) hereof.

      5.4 LENGTH OF DEFERRAL AND FORM OF PAYOUT. Subject to Section 2.1(dd) hereof, a Participant may elect the length of deferral of Base Pay deferred each Plan Year by designating a corresponding Payout Commencement Date for such deferral. The Form of Payout shall be as elected by the Participant pursuant to
Section 2.1(w) hereof.

ARTICLE 6. VOLUNTARY DEFERRALS - ANNUAL BONUS
6.1 DEFERRAL. The option to defer annual Bonus pursuant to the terms of this article 6 shall be effective with the Plan Year beginning January 1, 2001. Prior to the beginning of the Plan Year in which Annual Bonus is otherwise earned, or in advance of earning at intervals reasonably determined by the Committee or its delegate, a Participant may voluntarily elect to defer up to one hundred percent (100%) of his or her Annual Bonus for that Plan Year. Any amount deferred pursuant to this Section 6.1, and earnings thereon, shall be credited to such Participant's Voluntary Deferral Account. A Participant shall be one hundred percent (100%) vested in any amount deferred pursuant to this Section 6.1, and earnings thereon, at all times.

              Notwithstanding anything herein to the contrary, the amount of Annual Bonus that a Participant may defer pursuant to this Section 6.1 shall be limited by (a) amounts deferred pursuant to the Retirement Savings Plan; (b) amounts withheld for applicable federal, state, and local taxes; (c) amounts deducted pursuant to any insurance or benefit program; (d) voluntary payroll deductions (e.g., United Way contributions); (e) involuntary payroll deductions (e.g., garnishments); and (f) all other proper deductions, as determined by the Committee or its delegate.



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      6.2. PARTIAL PLAN YEAR PARTICIPATION. In the event a Participant first becomes eligible to participate IN THE PLAN AFTER THE BEGINNING OF A PLAN YEAR, THE COMMITTEE OR ITS DELEGATE MAY, IN ITS DISCRETION, ALLOW SUCH PARTICIPANT TO COMPLETE A DEFERRAL ELECTION FORM AND INVESTMENT ELECTION FORM WITHIN THIRTY (30) CALENDAR DAYS OF BECOMING ELIGIBLE TO PARTICIPATE.

      6.3 DEFERRAL ELECTION. A Participant shall make an election to defer Annual Bonus: (i) prior to the beginning of the Plan Year in which the Annual Bonus is otherwise earned, or (ii) in advance of earning, at intervals reasonably determined by the Committee or its delegate, or (iii) not later than thirty (30) calendar days following notification of initial eligibility to participate for a partial Plan Year, as applicable. The deferral election shall apply only to Annual Bonus earned subsequent to the first day of the month following the date on which a valid deferral election form is received by the Committee or its delegate. Each such election shall indicate the following:

              (a) The amount of Annual Bonus earned during the Plan Year to be deferred;

              (b) The Payout Commencement Date for the deferred Annual Bonus, and earnings thereon, which shall pertain to a Plan Year pursuant to Section 2.1(dd) hereof; and

              (c) The Form of Payout which shall pertain to a Plan Year pursuant to Section 2.1(v) hereof.

      6.4 LENGTH OF DEFERRAL AND FORM OF PAYOUT. Subject to Section 2.1(dd) hereof, a Participant may elect the length of deferral of Annual Bonus deferred each Plan Year by designating a corresponding Payout Commencement Date for such deferral. The Form of Payout shall be as elected by the Participant pursuant to
Section 2.1(w) hereof.

ARTICLE 7.  MANDATORY DEFERRALS
      7.1 DEFERRAL. If the Committee determines that, with respect to any tax year, a Participant is a "covered employee" for purposes of Section 162(m) of the Code, the Committee may, in its discretion, impose a mandatory deferral of all amounts otherwise payable to such employee by the Company to the extent that such amounts meet the definition of "applicable employee remuneration" (as such term is defined in Section 162(m) of the Code) and such amounts exceed $1,000,000 (or such other amount as may be specified by Section 162(m) from time to time) as determined by the Committee.

      Amounts deferred pursuant to this Section 7.1 shall be credited to such Participant's Mandatory Deferral Account. The Participant shall be one hundred percent (100%) vested in amounts deferred pursuant to this Section 7.1, and earnings thereon, at all times.

      7.2 LENGTH OF DEFERRAL. Any amount deferred pursuant to Section 7.1 hereof, and earnings thereon, shall be paid out to the Participant on the earliest date on which such amount can be received by the Participant without subjecting the Company to a loss of deductibility (due to Section 162(m) of the Code) with respect to any part of such amounts. However, subject to Section 2.1(dd) hereof, a Participant can make an irrevocable election to have these amounts deferred to a later Payout Commencement Date at which time no loss of the Company deduction



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would occur (due to Section 162(m)); such election must be made prior to lapse of the restriction set forth in this Section 7.2.

      7.3 FORM OF PAYOUT. Subject to Sections 7.2 and 7.4 hereof, the payout of Mandatory Deferrals, and earnings thereon, shall be in a Lump-Sum Payment to the extent not deferred by the Participant to a Payout Commencement Date. If deferred to a Payout Commencement Date, the Form of Payout shall be as elected by such Participant pursuant to Section 2.1(w) hereof.

      7.4 COMMITTEE DISCRETION. In the event that any payment under this Plan would cause the Company a loss of deductibility (due to Section 162(m)), the Committee reserves the right hereunder to (i) delay such payment; (ii) require additional mandatory deferrals to offset such payment; or (iii) to take any other action necessary and appropriate to avoid such loss of deductibility.

ARTICLE 8. VOLUNTARY STOCK UNIT DEFERRALS
      8.1 PARTICIPATION. A Participant may voluntarily defer the receipt of shares of Company Stock which were voluntarily cancelled and Stock Units granted in lieu thereof by the election of the Participant in connection with (a) the exercise of a stock option under a Company stock plan, or (b) the lapse of restrictions on restricted stock granted or purchased under a Company stock plan.

      8.2 DEFERRAL. At least six (6) months prior to the exercise of a stock option (the "Exercise Date") under a Company stock plan or the lapse of restrictions (the "Expiration Date") on restricted stock granted or purchased under a Company stock plan, a Participant may voluntarily elect to cancel the applicable shares of Company Stock and receive Stock Units in lieu thereof and to defer such Stock Units pursuant to the terms hereof.

      Subject to the terms hereof, such election shall be irrevocable. Such Stock Units deferred pursuant to this Section 8.2, and earnings thereon, shall be credited to the Participant's Voluntary Stock Unit Deferral Account. A Participant shall be one hundred percent (100%) vested in such Stock Units deferred pursuant to this Section 8.2, and earnings thereon, at all times.

      8.3 DEFERRAL ELECTION. A Participant shall make an election to defer Stock Units as described in Section 8.2 hereof by submitting a valid deferral election form to the Committee or its delegate at least six (6) months prior to the Exercise Date or Expiration Date, as applicable, and by entering into a written agreement with the Company under the applicable Company stock plan. Each such election shall indicate the following:

              (a) The number of restricted shares, or option shares, as applicable, to be deferred as Voluntary Stock Unit Deferrals, which shall be irrevocable pursuant to Section
                     8.2 hereof;

              (b) The Payout Commencement Date for the Voluntary Stock Unit Deferrals, and earnings thereon, which shall be irrevocable pursuant to Section 8.4 hereof; and

              (c)    The Form of Payout pursuant to Section 2.1(w) hereof.

      8.4 LENGTH OF DEFERRAL AND FORM OF PAYOUT. Subject to Section 2.1(dd) hereof, a Participant may elect the length of deferral of each Voluntary Stock Unit Deferral by designating a corresponding Payout Commencement Date for each such Deferral. Any Stock Units credited to a Participant's Voluntary Stock Unit Deferral Account shall be paid out to the Participant in shares of Company Stock. The Form of Payout shall be as elected by such Participant pursuant to
Section 2.1(w) hereof.

ARTICLE 9. COMPANY 401(K) MATCH RESTORATION
      9.1 PARTICIPATION. Subject to Section 9.3 hereof, a Participant who is eligible to participate in the Retirement Savings Plan and experiences a cutback in Employer Matching Contributions due to the limitations imposed by the Code shall be eligible to receive Company credits pursuant to this Article 9 for such Plan Year.

      9.2 COMPANY 401(K) MATCH RESTORATION. For each Plan Year in which an employee is eligible to receive Company credits pursuant to this Article 9, the Company shall credit to such Participant's Match Restoration Account an amount equal to the excess of (a) over (b):

              (a) The Employer Matching Contribution that would have been credited to the Participant's account for that Plan Year under the Retirement Savings Plan had the contribution been based on the Participant's total Compensation for the Plan Year (including all deferred compensation), unreduced by tax-qualified plan limits of the Code, and increased by amounts deferred pursuant to the Retirement Savings Plan.

              (b) The actual Employer Matching Contribution credited to the Participant's account for that Plan Year under the Retirement Savings Plan.

      A Participant shall become one hundred percent (100%) vested in amounts credited to such Participant's Match Restoration Account pursuant to this
Section 9.2, and earnings thereon, upon the date such Participant becomes one hundred percent (100%) vested in Employer Matching Contributions credited to such Participant under the Retirement Savings Plan. Notwithstanding the immediately preceding sentence, a Participant, who is an active employee of the Company, automatically becomes one hundred percent (100%) vested in amounts credited to such Participant's Match Restoration Account pursuant to this
Section 9.2, and earnings thereon, upon such Participant's sixty-fifth (65th) birthday or death.

      9.3 PARTIAL PLAN YEAR PARTICIPATION. In the event a Participant first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Committee or its delegate may, in its discretion, allow such Participant to participate during such partial Plan Year.

      9.4 LENGTH OF DEFERRAL AND FORM OF PAYOUT. Subject to Section 2.1(dd) hereof, any vested amount credited to a Participant's Match Restoration Account pursuant to Section 9.2 hereof, and earnings thereon, shall be paid out to the Participant in shares of Company Stock beginning in the January following such Participant's termination of employment with the Company. The Form of Payout shall be as elected by such Participant pursuant to Section 2.1(w) hereof.

ARTICLE 10. COMPANY PROFIT SHARING RESTORATION
      10.1 PARTICIPATION. Subject to Section 10.3 hereof, a Participant who is eligible to participate in the Retirement Savings Plan and experiences a cutback in Profit Sharing Contributions due to the limitations imposed by the Code shall be eligible to receive Company credits pursuant to this Article 10 for such Plan Year.

      10.2 COMPANY PROFIT SHARING RESTORATION. For each Plan Year in which a Participant is eligible to receive Company credits pursuant to this Article 10, the Company shall credit to such Participant's Profit Sharing Restoration Account an amount equal to the excess of (a) over (b):

              (a) The Profit Sharing Contribution that would have been credited to the Participant's account for the Plan Year under the Retirement Savings Plan had the contribution been based on the Participant's total Compensation for the Plan Year (including all deferred compensation), unreduced by tax-qualified plan limits of the Code, and increased by amounts deferred pursuant to the Retirement Savings Plan.

              (b) The actual Profit Sharing Contribution credited to the Participant's account for that Plan Year under the Retirement Savings Plan.

      A Participant shall become one hundred percent (100%) vested in any amount credited to the Participant's Profit Sharing Restoration Account pursuant to this Section 10.2, and earnings thereon, automatically upon the first to occur of (a) five (5) years of service with the Company; (b) the Participant's sixty-fifth (65th) birthday; or (c) the Participant's death.

      Company credits credited to a Participant pursuant to this Section 10.2 shall in no way reduce amounts available to the Company to make Profit Sharing Contributions under the Retirement Savings Plan.

      10.3 PARTIAL PLAN YEAR PARTICIPATION. In the event a Participant first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Committee or its delegate may, in its discretion, allow such Participant to participate during such partial Plan Year.

      10.4 LENGTH OF DEFERRAL AND FORM OF PAYOUT. Subject to Section 2.1(dd) hereof, any vested amounts credited to a Participant's Profit Sharing Restoration Account pursuant to Section 10.2 hereof, and earnings thereon, shall be paid out to the Participant beginning in the January following the Participant's termination of employment with the Company. The Form of Payout shall be as elected by the Participant pursuant to Section 2.1(w) hereof.

ARTICLE 11. DISCRETIONARY COMPANY CREDITS
      11.1 PARTICIPATION. Any Participant designated by the Committee in its discretion is eligible to receive Company credits pursuant to this Article 11.

      11.2 DISCRETIONARY COMPANY CREDITS. In addition to the Company 401(k) Match Restoration and Company Profit Sharing Restoration, as set forth in Sections 9.2 and 10.2 hereof, the Committee in its discretion may cause additional Company credits to be credited to the Discretionary Company

Credits Account of a Participant, or group of Participants, for any reason whatsoever. The Committee shall establish rules and procedures for, and the terms of, such credits.

ARTICLE 12. PARTICIPANT ACCOUNTS AND  RABBI TRUST
      12.1 PARTICIPANT ACCOUNTS. The Company shall establish and maintain individual bookkeeping accounts for each Participant's Accrued Account Balances. Each component of a Participant's Accrued Account Balances shall be credited to the Participant's bookkeeping account as soon as administratively practicable following the date such credits can first be calculated. The establishment and maintenance of such accounts, however, shall not be construed as entitling a Participant to any specific asset of the Company.

      A Participant who has a balance in any account shall be furnished a statement of his or her Accrued Account Balances at least annually.

      12.2 INVESTMENT ELECTIONS. All Accrued Account Balances shall be credited with earnings based upon the rate of return actually achieved by the underlying investments, as described in this Section 12.2.

              (a) Amounts credited to a Participant's Voluntary Deferral Account shall be invested as elected by the Participant in one or more Investment Funds, except for any investment choice excluded due to applicable law or regulation or by action of the Committee.

              (b) Amounts credited to a Participant's Mandatory Deferral Account shall be invested as elected by the Participant in one or more Investment Funds, except for any investment choices excluded due to applicable law or regulation or by action of the Committee.

              (c) Stock Units credited to a Participant's Match Restoration Account shall be automatically credited to the Stock Unit Subaccount. Once a Participant reaches age fifty-five (55), all or any part of the Stock Units credited both before or after age fifty-five (55), to such Participant's Match Restoration Account shall be invested as elected by each Participant in either (i) the Stock Unit Subaccount; or (ii) one or more Investment Funds except for any investment choices excluded due to applicable law or regulation or by action of the Committee. No such transfer is allowed prior to a Participant's fifty-fifth (55th) birthday. A Participant may not make transfers into the Stock Unit Subaccount from any other account. Once amounts are transferred out of the Stock Unit Subaccount, they cannot be transferred back into this investment choice.

              (d) Voluntary Stock Unit Deferrals shall be credited to a Participant's Voluntary Stock Unit Deferral Account. A Participant may not make transfers into or out of the Voluntary Stock Unit Deferral Account.

              (e) Amounts credited to a Participant's Profit Sharing Restoration Account shall be invested as elected by the Participant in one or more Investment Funds, except for any investment choices excluded due to applicable law or regulation or by action of the Committee.

              (f) Amounts credited to a Participant's Discretionary Company Credits Account shall be invested pursuant to the rules and procedures determined by the Committee in its discretion.

      A Participants shall be permitted to change his or her investment elections in the same frequency as a participant under the Retirement Savings Plan except that a Section 16 Officer may not make transfers into and out of the Company Stock Fund. Investment elections are not permitted with respect to the Voluntary Stock Unit Deferral Account, or, except as provided in Section 12.2(c), with respect to the Match Restoration Account.

      Notwithstanding anything herein to the contrary, the Committee reserves the right to (a) change the number and availability of the investment alternatives at any time; and (b) not actually invest deferrals and/or Company credits into the investment alternatives elected by a Participant.

      12.3 CHARGES AGAINST ACCOUNTS. There shall be charged against a Participant's Accrued Account Balances any payments made thereunder to the Participant or to his or her beneficiary.

      12.4 ESTABLISHMENT OF RABBI TRUST. As soon as administratively practicable following the Effective Date, the Company shall establish an irrevocable Rabbi Trust, governed by a Rabbi Trust Agreement (which shall be a grantor trust within the meaning of Code Sections 671-678) for the benefit of Participants and beneficiaries of Participants, as appropriate and applicable. The Rabbi Trust shall have an independent Trustee (such Trustee to have a fiduciary duty to carry out the terms and conditions of the Trust) as selected by the Company, and shall have restrictions as to the Company's ability to amend the Trust or to cancel benefits provided thereunder.

      Assets contained in the Rabbi Trust shall at all times be specifically subject to the claims of the Company's general creditors in the event of insolvency; such term shall be specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the Trustee of any such insolvency.

      All benefits hereunder shall be paid first from the Rabbi Trust, to the extent assets exist in the Rabbi Trust and then, as necessary, by the Company from general assets.

      12.5 FUNDING OF RABBI TRUST. At the discretion of the Committee, the Company may contribute cash, cash equivalents, and/or Kmart stock to the Rabbi Trust, for the benefit of Participants and beneficiaries of Participants, as the Committee deems appropriate. It is intended that the Rabbi Trust shall be fully funded at all times to cover the Accrued Rabbi Trust Obligations of the Company. Upon a Change in Control, the Company shall be required to make an immediate contribution to the Rabbi Trust to cause all Accrued Rabbi Trust Obligations to be fully or overfunded as of that date.

ARTICLE 13. ALLOCATION OF PRIOR DEFERRALS AND COMPANY CREDITS
      Any outstanding Participant deferrals and Company 401(k) match or profit sharing restoration amounts, and earnings thereon, credited to any Participant account under either the Kmart Corporation Supplemental Savings Plan or the Kmart Corporation Executive Deferred

Compensation Plan (together the "Predecessory Deferral/Restoration Arrangements"), as of the Effective Date of this Plan, shall be withdrawn and automatically transferred to such Participant's account under this Plan within ninety (90) calendar days from the Effective Date, or as soon as otherwise administratively practicable.

      Amounts transferred pursuant to this Article 13 shall be invested as follows:

      (a) Amounts transferred, and earnings thereon, that meet the definition of Employer Matching Contributions and that were originally credited to a Participant under the Kmart Corporation Supplemental Savings Plan shall be invested pursuant to Section 12.2(c) hereof;

      (b) Amounts transferred, and earnings thereon, that meet the definition of Mandatory Deferrals and that were originally credited to a Participant pursuant to Section 2(b) of the Kmart Corporation Executive Deferred Compensation Plan shall be invested as elected by the Participant in one or more Investment Funds, except for any investment choices excluded due to applicable law or regulation or by action of the Committee; and

      (c) All other amounts transferred, and earnings thereon, shall be invested as elected by the Participant in one or more Investment Funds, except for any investment choices excluded due to applicable law or regulation or by action of the Committee.

      By no later than the end of the first Plan Year, the Company shall contribute cash, cash equivalents, and/or Kmart Stock to the Rabbi Trust for the benefit of Participants in an amount equal to the amount of all deferrals and Company credits, and earnings thereon, accrued in prior years under Predecessory Deferral/Restoration Arrangements.

      It is intended that this Plan replace the Predecessory
Deferral/Restoration Arrangements. No Participant shall be allowed to defer any amounts or accrue any benefits under the Predecessory Deferral/Restoration Arrangements after the Effective Date hereof.

ARTICLE 14. BENEFICIARY DESIGNATION
      14.1 DESIGNATION OF BENEFICIARY. A Participant may designate or change a beneficiary or beneficiaries who, upon the Participant's death, shall receive the amounts that otherwise would have been paid to the Participant under the Plan. Any such designation of beneficiary and any change thereto shall be signed by the Participant, and shall be in such form as prescribed by the Committee or its delegate. A designation of beneficiary shall be effective as of the date delivered to the designated Company employee The payment of an amount equal to the amount that otherwise would have been paid to the Participant shall be paid in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the designated Company delegate employee prior to the Participant's death.

      14.2 DEATH OF BENEFICIARY. In the event that all of the beneficiaries named by a Participant, pursuant to Section 14.1 hereof, predecease the Participant, the amount that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate or the person designated by the Participant's estate.

      14.3 INEFFECTIVE DESIGNATION. In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the person or persons that the Participant designated as the beneficiary or beneficiaries under the Retirement Savings Plan, and if no such designation was made, then to the Participant's estate or the person designated by the Participant's estate.

      14.4 INDEMNITY. The Company may require an indemnity and/or evidence or other assurances as it deems necessary in connection with any payment hereunder to a Participant's beneficiary, estate, legal representative, or guardian.

ARTICLE 15. WITHHOLDING OF TAXES
      The Company shall have the right to require a Participant to remit to the Company, or any person or entity designated by the Committee to administer the Plan, an amount sufficient to satisfy federal, state, and local tax withholding requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy such withholding requirements.

ARTICLE 16. EMPLOYMENT/MISCONDUCT
      16.1 EMPLOYMENT. No provision of the Plan, nor any action taken by the Committee or the Company pursuant to the Plan, shall give or be construed as giving a Participant any right to be retained in the employ of the Company, or affect or limit in any way the right of the Company to terminate his or her employment.

      16.2 MISCONDUCT. Notwithstanding anything herein to the contrary, all rights with respect to the Accrued Account Balances of a Participant are subject to the conditions that the Participant not engage or have engaged (a) in fraud, dishonesty, conduct in violation of Company, subsidiary, or affiliate policy, as applicable, or similar acts at any time while an employee of the Company, its subsidiaries, or affiliates; or (b) in activity directly or indirectly in competition with any business of the Company, its subsidiaries or affiliates, as applicable, or in other conduct inimical to the best interests of the Company, its subsidiaries, and affiliates during or following the Participant's employment with the Company, its subsidiaries, or its affiliates. If it is determined by the Committee, either before or after termination of employment of a Participant, that there has been a failure of any such conditions, the Committee shall:

              (a) Withhold, and the Participant shall forfeit all rights with respect to, all amounts then remaining in such Participant's Match Restoration Account, Profit Sharing Restoration Account, and/or Discretionary Company Credits Account; and

              (b) Accelerate the payout amounts then remaining in such Participant's Voluntary Deferral Account, Mandatory Deferral Account, and/or Voluntary Stock Unit Deferral Account to a date to be determined by the Committee or its delegate, in its discretion.

ARTICLE 17. AMENDMENT AND TERMINATION
      The Company hereby reserves the right to amend, suspend, or terminate the Plan at any time by action of the Board, in its sole discretion. No such amendment, suspension, or termination shall in any material manner adversely affect any Participant's rights to amounts theretofore accrued and payable hereunder, without the written consent of the Participant.

ARTICLE 18. MISCELLANEOUS
      18.1 FINANCIAL OR MEDICAL HARDSHIP. The Committee or its delegate shall have the authority to alter the timing or manner of payment of Accrued Account Balances in the event that a Participant establishes, to the satisfaction of the Committee or its delegate, severe financial or medical hardship. In such event, the Committee or its delegate may, in its discretion:

              (a)    Authorize the cessation of Voluntary Deferrals pursuant to
                     Section 5.2 and Section 6.2 hereof;

              (b) Provide that all, or a portion, of the Accrued Account Balances shall immediately be paid in cash in a Lump-Sum Payment; and/or

              (c) Provide that all, or a portion of, Installment Payments payable over a period of time shall instead be paid immediately in cash in a Lump-Sum Payment; and/or

              (d) Provide for such other payment schedule as deemed appropriate by the Committee or its delegate under the circumstances.

      However, the amount paid pursuant to this Section 18.1 shall not exceed that amount which the Committee or its delegate determines to be reasonably necessary for the Participant to meet the financial or medical hardships at the time of such payment. The severity of the financial or medical hardship shall be judged by the Committee or its delegate. Severe financial or medical hardship shall be deemed to exist in the event of the Participant's long and serious illness, impending bankruptcy, or similar unforeseeable and extraordinary circumstances arising as a result of events beyond the control of the Participant. The decision of the Committee or its delegate with respect to the severity of financial or medical hardship and the manner in which, if at all, the Participant's future deferral opportunities hereunder shall cease, and/or the manner in which, if at all, the payment of Accrued Account Balances to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

      18.2 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chairman of the Committee or its delegate. Such notice, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at the last known address as is given in the records of the Company. A notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      18.3 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan for any or all Participants, subject to Article 17 hereof, in order to achieve and maintain this intended result.

      18.4 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      18.5. EFFECT OF CERTAIN CHANGES. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of shares, or other similar transactions with respect to the Company Stock, the number of Stock Units credited to the Stock Unit Subaccount, and the number of shares of Company Stock to be distributed hereunder, including, without limitation, pursuant to Articles 5, 6, 7, 9, 11 and 12 (as applicable), shall be equitably adjusted by the Committee to reflect such event and to preserve the value of such Stock Units, and the Committee may make such other adjustments to the terms of outstanding Stock Units as it may deem equitable under the circumstances; provided, however, that any fractional shares resulting from such adjustment shall be disregarded.

      18.6 NONTRANSFERABILITY. A Participant's right to Accrued Account Balances under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than pursuant to Article 14 hereof or by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

      18.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      18.8 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

      18.9 OTHER PERMITTED DEFERRAL OPPORTUNITIES. The Committee may, in its discretion, permit a Participant to defer such Participant's receipt, if any, of the payment of cash or the delivery of capital stock of the Company that would otherwise be due to such Participant pursuant to the terms of the 1997 Kmart Corporation Long-Term Equity Compensation Plan, or any other stock plan of the Company, and any successor plans thereto. The Committee shall establish rules and procedures for such deferrals.

      18.10 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflicts of laws provision or rule.

Effective Date: January 1, 1998; amended and restated as of September 1, 1998; and further amended as of September 19, 2000.